                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement


[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             Aspen Technology, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                             ASPEN TECHNOLOGY, INC.

[ASPEN TECHNOLOGY, INC. LOGO]

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     We invite you to attend our 1999 Annual Meeting of Stockholders, which is being held as follows:

  DATE:      Tuesday, December 7, 1999

  TIME:      3 P.M.

  LOCATION:  Royal Sonesta Hotel
             Riverfront Room, East Tower, 2nd Floor
             5 Cambridge Parkway
             Cambridge, Massachusetts 02142

     At the Annual Meeting, we will ask you and our other stockholders to:

          1. Elect two directors to three-year terms;

          2. Approve an amendment to increase the number of shares of common stock reserved under our 1995 Directors Stock Option Plan from 240,000 to 440,000;

          3. Consider and act upon a stockholder proposal to rescind our Shareholder Rights Plan; and

          4. Consider any other business properly presented at the Annual
             Meeting.

     You may vote on these matters in person or by proxy. Whether you plan to attend the Annual Meeting or not, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, stamped envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on October 15, 1999 may vote at the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ Stephen J. Doyle
                                            STEPHEN J. DOYLE
                                            Secretary

Cambridge, Massachusetts

November 15, 1999

                                PROXY STATEMENT
                                    FOR THE
                             ASPEN TECHNOLOGY, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
               PROXY STATEMENT GENERAL INFORMATION
Certain Financial Information...............................    2
Solicitation of Proxies.....................................    2
Voting Securities...........................................    2
Quorum......................................................    3
Availability of Auditors....................................    3
                      ELECTION OF DIRECTORS
Proposal One to Elect Two Directors.........................    3
Nominees for Election as Class III Directors................    3
                   INFORMATION ABOUT DIRECTORS
Background Information About Directors Continuing in
  Office....................................................    5
Board and Committee Meetings................................    6
Compensation Committee Interlocks and Insider
  Participation.............................................    6
Compensation of Directors...................................    6
Related Party Transactions..................................    7
             EXECUTIVE COMPENSATION AND OTHER MATTERS
Background Information About Executive Officers.............    8
Compensation of Executive Officers:
  Summary Compensation Table for Fiscal 1997, 1998 and
     1999...................................................   10
  Option Grants in Fiscal 1999..............................   11
  Aggregated Option Exercises in Fiscal Year 1999 and Fiscal
     1999 Year-End Option Values............................   12
  Change in Control Agreements..............................   12
  Report of the Compensation Committee on Executive
     Compensation...........................................   13
     INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE
Stock Owned by Directors, Executive Officers and
  Greater-than-5% Stockholders..............................   14
Compliance with Reporting Requirements......................   14
Performance Graph...........................................   15
                  DISCUSSION OF OTHER PROPOSALS
Proposal Two to Amend 1995 Directors Stock Option Plan......   15
Proposal Three Relating to Shareholder Rights Plan..........   16
Other Matters...............................................   17
Stockholder Proposals for 2000 Annual Meeting...............   17

                             ASPEN TECHNOLOGY, INC.
                                 TEN CANAL PARK
                         CAMBRIDGE, MASSACHUSETTS 02141
                         ------------------------------

                                PROXY STATEMENT


     We have sent you this proxy statement and the enclosed proxy card because AspenTech's Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held on Tuesday, December 7, 1999, at 3 p.m. local time or any adjournment or postponement for the purposes outlined in the accompanying Notice of Annual Meeting. The meeting will be held at the Royal Sonesta Hotel, Riverfront Room, East Tower, 2nd Floor, 5 Cambridge Parkway, Cambridge, Massachusetts. Our telephone number is (617) 949-1000. The date of this Proxy Statement is November 15, 1999, and the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to our stockholders was November 15, 1999.


     This proxy statement summarizes information about the proposal to be considered at the Annual Meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

                              GENERAL INFORMATION

CERTAIN FINANCIAL INFORMATION


     We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about November 15, 1999. In this mailing, we are including a copy of our 1999 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the SEC.


SOLICITATION OF PROXIES

     We will pay the cost of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by mail, telephone or telegraph. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to beneficial owners of those shares. We have not retained the services of any proxy solicitation firm to assist us in this solicitation.

VOTING SECURITIES

     You are entitled to one vote at the Annual Meeting for each share of common stock registered in your name at the close of business on October 15, 1999 or Record Date. The proxy card states the number of shares you are entitled to vote at the Annual Meeting. You may vote your shares at the Annual Meeting in person or by proxy:

     - To vote in person, you must attend the Annual Meeting, and then complete and submit the ballot provided at the Annual Meeting.

     - To vote by proxy, you must complete and return the enclosed proxy card. Your proxy will be valid only if you sign, date and return it before the Annual Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Annual Meeting in the manner you specify in the proxy card. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares for the election of the nominated directors. If any other business properly comes before the meeting, then the designated persons will have the discretion to vote in any manner.

     If you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

     - Send written notice to Stephen Doyle, our Secretary, at our address set forth on the Notice appearing before this proxy statement;

     - Send us another signed proxy with a later date; or

     - Attend the Annual Meeting, notify the Secretary that you are present, and then vote in person.

QUORUM

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding at the close of business on October 15, 1999. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote on that matter at the Annual Meeting. We will count abstentions and broker non-votes in determining whether a quorum exists.

AVAILABILITY OF AUDITORS

     Arthur Andersen LLP has been selected by our Board of Directors as independent public accountants to audit our financial statements for the fiscal year ending June 30, 2000. Arthur Andersen LLP have served as our auditors since 1982. We expect that representatives of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             ELECTION OF DIRECTORS

PROPOSAL ONE TO ELECT TWO DIRECTORS

     The number of directors authorized by our bylaws is fixed by the Board of Directors. The number is currently fixed at 6. Our bylaws provide that the directors shall be divided into three classes, with each class of directors serving for staggered three-year terms.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

     Our Board of Directors has nominated Douglas R. Brown and Alison Ross for re-election as Class III directors for terms beginning at the Annual Meeting of Stockholders and ending at the 2002 Annual Meeting of Stockholders. Brief biographies of the nominees, as of October 28, 1999, follow. You will find information about the nominees' holdings of common stock on page 14.

                                                                                               DIRECTOR
           NAMED DIRECTOR               PRINCIPAL OCCUPATION DURING PAST FIVE YEARS     AGE     SINCE
           --------------               -------------------------------------------     ---    --------
DOUGLAS R. BROWN.....................  Since January 1996, Mr. Brown has been the       45       1986
                                       President and Chief Executive Officer and a
                                       director of Advent International Company, a
                                       venture capital investment firm. Mr. Brown
                                       was the Chief Investment Officer of Advent
                                       International Company from December 1993 to
                                       December 1995 and Senior Vice President and
                                       Managing Director--Europe of Advent
                                       International Company from since June 1990 to
                                       September 1994. Mr. Brown holds an S.B. in
                                       Chemical Engineering from M.I.T. and an
                                       M.B.A. from the Harvard Graduate School of
                                       Business Administration. Since May 1997, Mr.
                                       Brown has served as a director of Ionics,
                                       Incorporated, a separations technology
                                       company. Mr. Brown currently serves as a
                                       member of the Audit and Compensation
                                       Committees.

                                                                                               DIRECTOR
           NAMED DIRECTOR               PRINCIPAL OCCUPATION DURING PAST FIVE YEARS     AGE     SINCE
           --------------               -------------------------------------------     ---    --------
ALISON ROSS..........................  Ms. Ross is the President of Smart Finance &     39       1996
                                       Co., an investment banking consulting firm
                                       she founded in January 1995. Smart Finance &
                                       Co. provides advisory services to us from
                                       time to time (see 'Related Party
                                       Transactions' on page 7). From September 1992
                                       to January 1995, Ms. Ross was a Principal of
                                       Montgomery Securities. From September 1991
                                       through August 1992, Ms. Ross served as
                                       Special Assistant to the Secretary of the
                                       Cabinet in the Executive Office of the
                                       President of the United States, as part of a
                                       one-year appointment as a White House Fellow.
                                       Ms. Ross holds an S.B. in Economics and an
                                       S.M. in Management from M.I.T.

     If for any reason either Mr. Brown or Ms. Ross becomes unavailable for election, the persons designated in the proxy card may vote the proxy for the election of a substitute. Mr. Brown and Ms. Ross both have consented to serve as directors if elected, and our Board of Directors has no reason to believe that either nominee will become unavailable for election.

     The two nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of directors.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DOUGLAS
R. BROWN AND ALISON ROSS.

                          INFORMATION ABOUT DIRECTORS

BACKGROUND INFORMATION ABOUT DIRECTORS CONTINUING IN OFFICE

     The Class I and Class II directors will continue in office following the Annual Meeting, and their terms will expire in 2000 (Class I) or 2001 (Class
II). Brief biographies of these directors, as of October 28, 1999, follow. You will find information about their holdings of common stock on page 14.

                                                                                                DIRECTOR
           NAMED DIRECTOR                 PRINCIPAL OCCUPATION DURING PAST FIVE YEARS     AGE    SINCE
           --------------                 -------------------------------------------     ---   --------
JOSEPH F. BOSTON .............         A founder of AspenTech, Dr. Boston has served as   62      1981
  Class II Director                    President of the Company since 1984. Dr. Boston
                                       served as both the Principal Engineer and as an
                                       Associate Project Manager from 1977 to 1981 of
                                       the ASPEN Project at M.I.T. Dr. Boston holds a
                                       B.S. in Chemical Engineering from Washington
                                       University and a Ph.D. in Chemical Engineering
                                       from Tulane University.

GRESHAM T. BREBACH, JR .......         Mr. Brebach currently serves as a member of the    58      1995
  Class II Director                    Audit and Compensation Committees. Since February
                                       1997, Mr. Brebach has been Chairman, President
                                       and Chief Executive Officer of Nextera
                                       Enterprises, Inc., a consulting company. From
                                       January 1995 to February 1997, Mr. Brebach was
                                       Executive Vice President--Client Services of
                                       Renaissance Solutions Inc., a supplier of
                                       management consulting and client/server systems
                                       integration services. From August 1994 to
                                       December 1994, Mr. Brebach operated Brebach and
                                       Associates, a consulting firm. From April 1993 to
                                       August 1994, Mr. Brebach served as Executive Vice
                                       President of Digital Consulting at Digital
                                       Equipment Corporation. From December 1989 to
                                       April 1993, Mr. Brebach was a Director in the
                                       Consumer and Industrial Products sector of
                                       McKinsey & Company, a management consulting firm.
                                       Mr. Brebach holds a B.S. in Engineering and an
                                       M.B.A. in Business Administration from the
                                       University of Illinois.

LAWRENCE B. EVANS ...........          The principal founder of AspenTech, Dr. Evans has  65      1981
  Class I Director                     served as our Chairman of the Board and Chief
                                       Executive Officer since 1984. He also served as
                                       our Treasurer from 1984 through February 1995 and
                                       as President from our inception until 1984. Dr.
                                       Evans served as Professor of Chemical Engineering
                                       at M.I.T. from 1962 to 1990 and was the principal
                                       investigator for the ASPEN Project at M.I.T.,
                                       which lasted from 1976 to 1981. Dr. Evans holds a
                                       B.S. in Chemical Engineering from the University
                                       of Oklahoma and an M.S.E. and Ph.D. in Chemical
                                       Engineering from the University of Michigan.

JOAN C. MCARDLE .............          Ms. McArdle currently serves as a member of the    48      1994
  Class I Director                     Audit and Compensation Committees. Since 1985 she
                                       has been a Vice President of Massachusetts
                                       Capital Resource Company, a Boston-based
                                       investment company. Ms. McArdle holds an A.B. in
                                       English from Smith College.

BOARD AND COMMITTEE MEETINGS

     Our Board of Directors held ten meetings during the fiscal year ended June 30, 1999, including four regular meetings and six special meetings. We currently have an Audit Committee and a Compensation Committee. All directors attended at least 75% of the meetings of our Board.

     The Audit Committee met eight times during the fiscal year ended June 30, 1999. The Audit Committee:

     - reviews the scope and results of the annual audit of our consolidated financial statements conducted by our independent accountants;

     - reviews the scope of other services provided by our independent accountants;

     - reviews proposed changes in our financial and accounting standards and principles and in our policies and procedures for our internal accounting, auditing and financial controls; and

     - makes recommendations to our Board of Directors on the engagement of the independent accountants.

     The Audit Committee consisted of Joan McArdle and Alison Ross, both of whom attended all meetings of the Audit Committee in the fiscal year ended June 30, 1999. In accordance with recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, Ms. Ross resigned from the Audit Committee in June 1999 since she continues to provide us with investment banking and investment advisory consulting services. Mr. Brown and Mr. Brebach joined Ms. McArdle on the Audit Committee as of the beginning of fiscal year 2000.

     The Compensation Committee met two times and acted by unanimous written consent on six occasions during the fiscal year ended June 30, 1999. The Compensation Committee administers our compensation programs, including our 1995 Stock Option Plan, 1998 Employees' Stock Purchase Plan and 1996 Special Stock Option Plan. The Compensation Committee also performs other duties that our Board of Directors periodically assigns to it. The Compensation Committee consists of Gresham Brebach, Douglas Brown and Joan McArdle, each of whom attended all meetings of the Compensation Committee in fiscal year ended June 30, 1999.

     We do not have a standing nominating committee. The board performs functions of a nominating committee in considering an increase in the number of directors, and in identifying and screening potential candidates for nomination and election to the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Gresham Brebach, Douglas Brown and Joan McArdle, none of whom has ever been an employee of AspenTech. The Committee is advised by Richard M. Harter, our Assistant Secretary, who participates in the deliberations but does not vote on actions taken by the Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     Generally we pay our directors who are not full-time employees of our company an annual fee of $15,000 for their services, plus $1,500 for each regular meeting they attend. Additionally, our 1995 Directors Stock Option Plan provides that each non-employee director will be granted an option to purchase 24,000 shares of common stock at fair market value upon his or her initial election as a director, or December 18, 1995 for previously elected directors when the plan began. One-twelfth of the options granted upon initial election vests at the end of each calendar quarter, but only if the optionee continues to be a director on the vesting date. Subsequent options to purchase 8,000 shares of common stock at fair market value following each annual meeting shall be granted to each non-employee director who continues to serve as a director. These options become exercisable in four quarterly installments, beginning with the third anniversary of the grant date, but only if the optionee continues to be a director on the vesting date.

RELATED PARTY TRANSACTIONS

     Since April 1995, Smart Finance & Co., of which Alison Ross is the sole owner, has provided investment banking consulting services to the Company. Ms. Ross is a Class III director. During the fiscal year ended June 30, 1999, we paid to Smart Finance & Co. consulting fees totaling $279,000 (excluding expense reimbursements) for services rendered during fiscal 1999 under a consulting agreement. Included in this payment was approximately $200,000 paid in relation to services rendered at arm's length in fiscal 1998 relating to our 5 1/4 % Convertible Debenture Offering.

     On September 30, 1999 we entered into a "Software License Distribution and Strategic Relationship" agreement with Extricity Software, Inc. subject to Board of Director approval. The President and Chief Executive Officer of Extricity, Mr. Kenneth Ross, is the spouse of Ms. Ross, one of our directors. The agreement was reviewed and approved by the unanimous vote of the five non-affiliated Board members on October 6, 1999.

     We have a policy that transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and that all transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of our independent directors.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

     Brief biographies of our executive officers follow. The ages of the executive officers are given as of October 28, 1999. You will find information about their holdings of common stock on page 14.

LAWRENCE B.
EVANS ................
  Chairman of the Board and
  Chief Executive Officer        You will find background information about Dr.
                                 Evans on page 5.

JOSEPH F.
BOSTON ................
  President                      You will find background information about Dr.
                                 Boston on page 5.

DAVID L.
MCQUILLIN ................
  Executive Vice President,
  Worldwide Sales & Marketing    Mr. McQuillin has served as our Executive Vice
                                 President, Worldwide Sales & Marketing since
                                 June 1997. Prior to joining us, Mr. McQuillin was employed by Honeywell, Inc. as Vice
                                 President, Eastern Region from January 1997 to
                                 May 1997, Vice President, Southeast Region from
                                 July 1995 to December 1996 and as Director and
                                 General Manager, European Region from 1992 to
                                 June 1995. From 1989 to 1992, Mr. McQuillin was
                                 President and Chief Executive Officer of Aeonic
                                 Systems, Inc. Mr. McQuillin holds a B.S. in
                                 Applied Science from Miami University. Mr.
                                 McQuillin is 42 years old.

DAVID
MUSHIN ..................
  Executive Vice President       Mr. Mushin has served as an Executive Vice
                                 President of AspenTech since July 1999. He served as our Senior Vice President of Operations from November 1998 to June 1999. Mr.
                                 Mushin served as our Senior Vice President and General Manager, Information Management
                                 Division, from January 1996 to November 1999 and as our Vice President and General Manager of Plant Operations from 1991 to January 1996.
                                 He holds a Masters in Chemical Engineering from the University of Cambridge, England. Mr.
                                 Mushin is 43 years old.

MARY A.
PALERMO ................
  Executive Vice President       Ms. Palermo has served as an Executive Vice
                                 President of AspenTech since September 1998.
                                 She joined us in November 1987 as Director of Finance, and was promoted to Vice President and Chief Financial Officer in May 1989 and to
                                 Senior Vice President, Finance and Chief
                                 Financial Officer in June 1993. She then served as our Executive Vice President, Finance and
                                 Chief Financial Officer from December 1995 to
                                 August 1998. From 1979 to 1982, Ms. Palermo held several positions at Arthur Andersen & Co.
                                 Ms. Palermo holds a B.S. in Accounting from Boston College and is a C.P.A. Ms. Palermo is
                                 42 years old.

STEPHEN J.
DOYLE ................
  Senior Vice President,
  General
  Counsel, and Secretary         Mr. Doyle has served as our Senior Vice
                                 President, General Counsel, Chief Legal Officer and Secretary since September 1998. Mr. Doyle served as our Vice President, General Counsel and Chief Legal Officer from September 1996 to
                                 September 1998, and began serving as our Secretary in October 1997. From July 1994 to
                                 September 1996, Mr. Doyle was a partner in Mirick, O'Connell, DeMallie & Lougee concentrating in technology and international business law From 1986 to June 1994, Mr. Doyle was International Counsel to Prime Computer
                                 Inc. (renamed Computervision Corporation) and from 1981 to 1985 was International Attorney for the Bank of Boston. From 1978 to 1981, Mr.
                                 Doyle was an attorney in private practice. Mr.
                                 Doyle holds an A.B. from Georgetown University and J.D. and M.B.A. degrees from the University of Denver. Mr. Doyle is 46 years old.

LISA W.
ZAPPALA ................
  Senior Vice President and
  Chief Financial Officer        Ms. Zappala has served as our Senior Vice
                                 President and Chief Financial Officer since
                                 September 1998. Ms. Zappala served as our
                                 Treasurer from February 1995 to August 1998.
                                 She served as Director of Financial Operations from January 1993 to February 1995. From 1981 to January 1993, Ms. Zappala held several positions at Arthur Andersen & Co. Ms. Zappala holds a B.S. in Accounting from Boston College and is a C.P.A. Ms. Zappala is 39 years old.

COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table for Fiscal 1997, 1998 and 1999

     The table on the following page summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to the following persons (the "Named Officers"):

     - Lawrence Evans, our only chief executive officer in fiscal 1999; and

     - Joseph Boston, David L. McQuillin, Mary Palermo and David A. Mushin, our four most highly compensated executive officers (other than Dr. Evans) who continued to serve as executive officers at June 30, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                  ANNUAL COMPENSATION              ------------
                                       -----------------------------------------    SECURITIES
                                                                 OTHER ANNUAL       UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(2)    COMPENSATION($)
 ---------------------------    ----   ---------   --------   ------------------    ----------    ---------------
Lawrence B. Evans.............  1999    290,000    $    --           $ --             30,000(4)        $ --
  Chairman of the Board and                                                            9,250(5)
  Chief Executive Officer                                              --             60,000(6)
                                1998    290,000         --                             7,886(7)          --
                                                                       --             30,000(8)
                                1997    265,000         --                            80,000(9)         174(3)

Joseph F. Boston..............  1999    230,000         --             --             12,000(4)          --
  President                                                                            5,000(5)
                                                                       --             30,000(6)
                                1998    230,000         --                             4,263(7)
                                                                       --             18,000(8)
                                1997    210,000         --                            40,000(9)         174(3)

David McQuillin (11)..........  1999    319,840         --             --            100,000(6)          --
  Executive Vice President      1998    360,000         --                            50,000(8)
  Worldwide Sales & Marketing   1997     14,615         --             --             50,000(10)        174(3)

Mary A. Palermo...............  1999    220,000         --             --             10,000(4)          --
  Executive Vice President                                                             5,250(5)
                                                                       --             50,000(6)
                                1998    220,000         --                             4,476(7)          --
                                                                       --             30,000(8)
                                1997    190,000         --                            50,000(9)         174(3)

David A. Mushin...............  1999    221,130         --             --              3,750(5)          --
  Executive Vice President                                                            40,000(6)
                                1998    189,470         --             --              3,197(7)
                                                                                      35,000(8)          --
                                1997    172,982     36,488             --                 --             --

---------------

 (1) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than ten percent of the Named Officers' respective total annual salaries and bonuses during each of the years reported.

 (2) Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with us. Each option is exercisable during the holder's lifetime only by the holder; it is exercisable by the holder only while the holder is an employee or advisor of AspenTech and for a certain limited period of time thereafter in the event of termination of employment. The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date.

 (3) Represents long-term insurance premiums paid by us on behalf of the Named Officers. Insurance coverage was changed in mid-fiscal 1997 and the premiums paid for the insurance are no longer considered taxable income to the Named Officers.

 (4) Options were granted on August 5, 1998 under our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter.

 (5) Options were granted on October 9, 1998 under our 1995 Stock Option Plan. These options were fully vested upon grant.

 (6) Options were granted on January 19, 1999 under our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter.

 (7) Options were granted on September 12, 1997 under our 1995 Stock Option Plan. These options were fully vested upon grant.

 (8) Options were granted on December 22, 1997 under our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter.

 (9) Options were granted on August 2, 1996 under our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter.

(10) Options were granted on May 20, 1997 under our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter.

(11) Mr. McQuillin joined us in June 1997. His salary includes sales commissions of $120,000 for fiscal 1998 and $79,840 for fiscal 1999.

  Option Grants in Fiscal 1999

     The following table sets forth certain information regarding the options we granted to the Named Officers during the fiscal year ended June 30, 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------     POTENTIAL REALIZABLE
                              NUMBER                                                     VALUE AT ASSUMED
                                OF                                                     ANNUAL RATES OF STOCK
                            SECURITIES   PERCENT OF TOTAL                             PRICE APPRECIATION FOR
                            UNDERLYING   OPTIONS GRANTED    EXERCISE                      OPTION TERM(1)
                             OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION     -----------------------
           NAME             GRANTED(#)     FISCAL YEAR       ($/SH)       DATE          5%($)       10%($)
           ----             ----------   ----------------   --------   ----------     ---------   -----------
Lawrence B. Evans.........    30,000            .75%        $24.875    08/04/2008(3)  $460,150    $1,174,741
                               9,250            .23           7.000    10/08/2008(2)    56,263       127,943
                              60,000           1.51          13.750    01/18/2009(3)   573,813     1,402,376
Joseph F. Boston..........    12,000            .30          24.875    08/04/2008(3)   184,060       469,896
                               5,000            .13           7.000    10/08/2008(2)    30,412        69,158
                              30,000            .75          13.750    01/18/2009(3)   286,907       701,188
David L. McQuillin........   100,000           2.51          13.750    01/18/2009(3)   956,355     2,337,294
Mary A. Palermo...........    10,000            .25          24.875    08/04/2008(3)   153,383       391,580
                               5,250            .13           7.000    10/08/2008(2)    31,933        72,616
                              50,000           1.26          13.750    01/18/2009(3)   478,178     1,168,647
David A. Mushin...........     3,750            .09           7.000    10/08/2008(2)    22,809        51,869
                              40,000           1.01          13.750    01/18/2009(3)   382,542       934,918

---------------
(1) The amounts shown represent hypothetical gains that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the optionholders' continued employment through the option period, and the date on which the options are exercised.

(2) Option grant pursuant to our 1995 Stock Option Plan. These options were fully vested upon grant.

(3) Option grant pursuant to our 1995 Stock Option Plan. One-sixteenth of the options granted vests at the end of each calendar quarter. The exercisability of these options is accelerated upon the occurrence of a change in control of the Company.

  Aggregated Option Exercises in Fiscal 1999 and Option Values at June 30, 1999

     The following table sets forth information as to options exercised during the fiscal year ended June 30, 1999, and unexercised options held at the end of such fiscal year, by the Named Officers.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                     AND FISCAL 1999 YEAR-END OPTION VALUES

                                                             SHARES OF COMMON STOCK
                                SHARES                       UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                               ACQUIRED       VALUE                OPTIONS AT              IN-THE-MONEY OPTIONS
                                  ON         REALIZED           JUNE 30, 1999(#)          AT JUNE 30, 1999($)(2)
NAME                           EXERCISE       ($)(1)        EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                           --------   --------------   ---------------------------   -------------------------
Lawrence B. Evans............    --            --                134,698/132,438            $   43,937.50/$0.00
Joseph F. Boston.............    --            --                 74,478/ 66,785            $   23,750.00/$0.00
David McQuillin..............    --            --                 53,125/146,875            $           0/$0.00
Mary A. Palermo..............    --            --                231,232/ 95,824            $1,311,601.00/$0.00
David A. Mushin..............    --            --                 33,406/ 64,540            $   17,812.50/$0.00

---------------
(1) The values in this column are based on the last reported sale prices of common stock on the respective dates of exercise by the NASDAQ National Market, less the respective option exercise price.

(2) The closing sale price for the Common Stock as reported by the NASDAQ National Market System on June 30, 1999 was $11.75. Value is calculated on the basis of the difference between the option exercise price and $11.75, multiplied by the number of shares of Common Stock underlying the option.

  Change in Control Agreements

     On August 12, 1997, we entered into Change in Control Agreements with Lawrence Evans, our Chairman of the Board and Chief Executive Officer; Joseph Boston, our President; David McQuillin, our Executive Vice President, Worldwide Sales & Marketing; Mary Palermo, an Executive Vice President; and Stephen Doyle, our Senior Vice President, General Counsel, Chief Legal Officer and Secretary. On November 3, 1999, we entered into a Change of Control Agreement with Lisa W. Zappala, our Senior Vice President and Chief Financial Officer. On December 30, 1998 we entered into a Change of Control Agreement with David A. Mushin, an Executive Vice President. Each agreement is for an initial term expiring June 30, 2002 and is automatically renewed thereafter on a yearly basis unless our Board of Directors ends the self-renewing feature at least sixty days before the next renewal. In the event of both a change in control and termination of employment (excluding termination for cause but including constructive termination), each of these executive officers will be entitled to a severance payment equal to three times salary plus bonus plus cost of benefits. A "change in control" is generally defined as any 1 person or group purchasing 25% of the outstanding stock. Each agreement provides that the payment will be increased in the event that it would subject the executive to excise tax as a parachute payment under Section 280G of the Internal Revenue Code of 1986. The increase would be equal to an amount necessary for the executive to receive after payment of such tax cash in an amount equal to the amount the executive would have received in the absence of such tax. However, the increased payment will not be made if the total severance payment, if so increased, would not exceed 110% of the highest amount (the "reduced amount") that could be paid without causing an imposition of the excise tax. In that event, in lieu of an increased payment, the total severance payment will be reduced to such reduced amount.

     We may enter into similar Change in Control Agreements in the future with other officers of the Company.

  Report of the Compensation Committee on Executive Compensation

     The following is the report of the Compensation Committee of our Board of Directors. The report describes the compensation policies and rationales that the Compensation Committee used to determine the compensation paid to our executive officers.

     Purpose of the Compensation Committee. The Committee is responsible for determining compensation levels for the executive officers for each fiscal year based upon a consistent set of policies and procedures.

     Elements of the Compensation Program. Each executive officer's compensation package has three elements:

     - base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group;

     - bonus compensation, payable in cash and based on achievement of financial performance goals established by the Compensation Committee; and

     - stock options, designed to assure long-term alignment with the interests of stockholders.

     Both the base compensation and the bonus compensation are established based on the three prior years' compensation, which was initially established after review of a report from Towers, Perrin, Forster & Crosby, Inc., consultants in management compensation, for fiscal 1996. Towers, Perrin had analyzed the base compensation and bonus compensation of our executive officers against similar amounts paid by comparable corporations. Towers, Perrin noted in that report for fiscal 1996 that the base compensation and bonus compensation of the executive officers of the Company were generally below the averages for executives of the comparable group of corporations. In assessing the information contained in the report, the Compensation Committee considered the nature of the business, the size and the profitability of comparable companies. Stock options were granted in amounts deemed by the Compensation Committee to be appropriate to increase alignment with stockholder interests and to serve as a means to retain the services of the executive officers. No cash bonuses were paid to executive officers for fiscal 1999.

     Section 162(m) Limitations. The cash compensation to be paid to our executive officers for the fiscal year ending June 30, 2000 is not expected to exceed the $1,000,000 limit per officer imposed on the tax deductibility of such compensation by Section 162(m) of the Internal Revenue Code of 1986. Because our 1995 Stock Option Plan limits the maximum number of shares of common stock for which any one participant may be granted stock options, has been approved by the stockholders, and is administered by the Compensation Committee, any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation and will not count toward (or beyond) the $1,000,000 limitation.

                                            COMPENSATION COMMITTEE

                                            Gresham T. Brebach, Jr.
                                            Douglas R. Brown
                                            Joan C. McArdle

            INFORMATION ABOUT COMMON STOCK OWNERSHIP AND PERFORMANCE

STOCK OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-5% STOCKHOLDERS

     The following table sets forth certain information as of October 15, 1999, with respect to the beneficial ownership of the common stock by (i) each person that we know owns of record or beneficially more than 5% of the outstanding shares of Common Stock, (ii) those persons listed in the Summary Compensation Table below, (iii) each of our directors and nominees for director , and (iv) all of our present executive officers and directors as a group. As of October 15, 1999, 25,173,983 shares of the Common Stock were outstanding, subject to stock options exercisable within 60 days of October 15, 1999.

     Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of October 15, 1999 are treated as outstanding only for purposes of determining the number of and percent owned by such person or group. The address of all executive officers and directors is in care AspenTech, Ten Canal Park, Cambridge, Massachusetts 02141.

                                                                   SHARES BENEFICIALLY OWNED
                                                            ---------------------------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER     RIGHTS TO ACQUIRE   PERCENT
          ------------------------------------               ------     -----------------   -------
Thomas E. Baker(1).......................................   1,263,440                         5.0%
c/o AspenTech
200 South Street
New Providence, New Jersey 07974
Massachusetts Financial Services Co.(2)..................   3,200,000                        12.7
  6 St. James Ave.
  Boston, MA 02116
Fund Asset Management, Inc.
(Merrill Lynch Asset Management)(3)......................   1,435,725                         5.7
  25 Figueroa St. Suite 4000
  Los Angeles, CA 90017
Lawrence B. Evans........................................     655,966        150,321          3.2
Joseph F. Boston.........................................     280,061         82,726          1.4
Mary A. Palermo..........................................      16,285        242,482          1.0
David McQuillin..........................................       1,017         65,625            *
David A. Mushin..........................................         120         40,093            *
Gresham T. Brebach, Jr...................................           0         25,000            *
Douglas R. Brown.........................................      20,000         25,000            *
Joan C. McArdle(3).......................................           0         25,000            *
Alison Ross..............................................           0         17,000            *
All executive officers and directors as a group (9
  persons)...............................................     973,449        673,247          6.5

---------------
(1) Does not include 78,686 shares held by various family trusts as to which Mr. Baker disclaims beneficial ownership.

(2) Based on information obtained from Beacon Hill Partners as of October 1,
    1999.

(3) Excludes 175,000 shares held by Massachusetts Capital Resource Company, as to which Ms. McArdle disclaims beneficial interest.

COMPLIANCE WITH REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file changes in ownership on Form 4 or 5 with the SEC. These executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all
Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors and ten-percent stockholders with respect to reportable transactions during the fiscal year ended June 30, 1999 were filed on a timely basis.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of our common stock for the period from November 1, 1994 (the initial date of the registration of our common stock under the Securities Exchange Act of 1934) to June 30, 1999, to the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Computer & Data Processing Index for the same period.

                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
       AMONG ASPEN TECHNOLOGY, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                                                               NASDAQ STOCK MARKET       NASDAQ COMPUTER & DATA
                                                 ASPEN TECHNOLOGY, INC.              (U.S.)                    PROCESSING
                                                 ----------------------        -------------------       ----------------------
10/27/94                                                 100.00                      100.00                      100.00
6/95                                                     196.00                      123.00                      136.00
6/96                                                     423.00                      157.00                      181.00
6/97                                                     579.00                      191.00                      229.00
6/98                                                     777.00                      252.00                      346.00
6/99                                                     181.00                      360.00                      527.00

             * $100 invested on October 27, 1994 in stock or index, including reinvestment of dividends. Fiscal year ended June 30.

PROPOSAL TWO TO AMEND 1995 DIRECTORS STOCK OPTION PLAN

     The Board of Directors has adopted a proposal to approve an amendment to our 1995 Directors Stock Option Plan (the "1995 Directors Plan") to increase the number of share options available to be granted under the terms of the plan by 200,000 shares of common stock to 440,000. An affirmative vote of a majority of the common stock represented in person or by proxy at the meeting is necessary to approve the amendments to the 1995 Directors Plan.

  Description of 1995 Directors Stock Option Plan

     The 1995 Directors Plan as adopted by the Board of Directors and approved by the stockholders covers 240,000 shares of common stock of the Company, of which 196,000 have been granted, and of which 228,000 shall have been granted under the terms of the plan as of the Annual Meeting on December 7, 1999. It is intended to improve our ability to attract and retain qualified directors and is intended to provide additional incentive for them to promote our success.

     Under the 1995 Directors Plan, options are automatically granted without any discretionary action by the Compensation Committee or the Board. The 1995 Directors Plan provides that each non-employee director is to be granted an option to purchase 24,000 shares of common stock at fair market value upon his or her initial election as a director. One-twelfth of the options granted upon initial election vests at the end of each calendar quarter, but only if the optionee continues to be a director on the vesting date. The plan also provides that each non-employee director is to be granted an option to purchase 8,000 shares of common stock at fair market value following any annual meeting if such director continues as a non-employee director. These options become exercisable in four quarterly installments, beginning with the third anniversary of the grant date.

Options under the 1995 Directors Plan may be granted on or after December 18, 1995 but not later than November 30, 2005. As of December 7, 1999 options to purchase 228,000 shares of common stock will have been granted.

     An option may be exercised in exchange for cash or shares of common stock equal in value to the exercise price. An option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares.

     Each option will become immediately exercisable in full in the event of a change of control. Options granted under the 1995 Directors Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of an optionee only by the optionee. All rights to purchase shares will cease to accrue upon the death or other termination of service of an optionee, and any accrued rights not then exercised are exercisable only within a limited period thereafter.

     The amount, if any, by which the fair market value of the shares at exercise exceeds the option exercise price will be treated as ordinary income to the optionee in the year of exercise, and we will be allowed an income tax deduction in an amount equal to the amount the optionee recognizes as ordinary income.

     An increase in the options available to be granted under the 1995 Directors Plan is necessary for us to be able to continue granting options to the current Directors, and to have options available under the 1995 Directors Plan for any new directors who might join the Board in the future.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1995 DIRECTORS STOCK OPTION PLAN.

PROPOSAL THREE RELATING TO SHAREHOLDER RIGHTS PLAN

  Proponent's Proposal

     Donald E. Shobrys, a stockholder with 159,107 shares as of June 22, 1999, submitted a letter to our Secretary requesting that the following resolution be submitted to the stockholders for consideration at the Annual Meeting. Mr. Shobrys is a former employee of Chesapeake Decision Sciences, Inc. who left Chesapeake shortly before our acquisition of Chesapeake. Mr. Shobrys received 160,396 shares of common stock directly upon our acquisition of Chesapeake, and an additional 73,711 shares through his participation in the Chesapeake Employee Stock Ownership Plan. In accordance with the applicable rules of the SEC, we have set forth the proposal of Mr. Shobrys below:

     Resolved: The shareholders of Aspen Technology, Inc. hereby request that the Board of Directors rescind the Stockholder Rights plan adopted on March 12, 1998 by redeeming the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (the "Redemption Price"). The shareholders also ask that the Board of Directors agree not to reissue or extend these rights, or create a new rights plan unless such action by the Board is approved by an affirmative vote of a majority of the outstanding shares at a meeting of the shareholders held as soon as is practicable.

     Proponent's Supporting Statement

          In March 1998, the Board of Directors of the company declared a dividend of one "Right" for each outstanding share of common stock. These Rights are a type of corporate anti-takeover device commonly known as a "poison pill".

          The Proponent argues that anti-takeover (poison pill) provisions diminish shareholder value and do not service the best long-term interests of shareholders. The Stockholder Rights plan provides a mechanism for diluting the holdings of a 3rd party trying to acquire Aspen Technology. The Board of Directors controls this mechanism. The Proponent points out that the Company has significantly under-performed relative to management's own projections and as such, management should not be protected by such anti-takeover devices.

          This proposal, if adopted, recommends that the Board of Directors of the Company should redeem the Rights so that the Board of Directors can not use this poison pill to discourage or thwart an unwanted takeover of the Company. It also recommends that the Board of Directors obtain the approval of the stockholders before adopting another poison pill.

          I urge shareholders to vote FOR this resolution.

  Board of Director Response to Shareholder Proposal


     The Board of Directors adopted the Shareholder Rights Plan, referred to in this section as the Rights Plan, because it believed that the Rights Plan would better enable it to represent the interests of stockholders in the event of a hostile takeover attempt. Before making a decision, the Board carefully reviewed the arguments for and against adopting a shareholder rights plan, including publicly available consulting studies on the effect that shareholder rights plans have had on stock prices and hostile takeover attempts. This included a study by Georgeson & Company Inc. analyzing the period between 1992 and 1996 which showed that:



     - premiums paid to acquire target companies with shareholder rights plans were eight percentage points higher than those which did not have a plan,



     - the presence of a shareholder rights plan did not increase the likelihood of withdrawal of a friendly takeover bid nor defeat a hostile one, and



     - the existence of a shareholder rights plan did not reduce the likelihood of a company becoming a takeover target.



     The Board of Directors believes that the Rights Plan improves its ability to protect the interests of stockholders and AspenTech by giving us the ability to negotiate terms with potential bidders and by discouraging creeping acquisitions, coercive two-tier tender offers and inadequate offers.


     The basic purpose of the Rights Plan is to improve the ability of the Board to protect and advance the interests of AspenTech and our stockholders. The Rights Plan is designed to provide the Board with a tool to encourage potential bidders to negotiate with it before attempting an acquisition of control of AspenTech, to discourage takeover tactics not in the best interests of AspenTech and our stockholders. An example of takeover tactics which would not be in the best interests of the stockholders would be (1) a creeping acquisition in which an acquirer acquires stock in the market without making an offer to all stockholders, (2) a coercive "two-tier" tender offers under which different prices are paid to different groups of stockholders, and (3) inadequate offers which do not give proper value for the stock. The Rights Plan has been designed to address takeover tactics that do not treat all stockholders equally and unfinanced offers that may be intended to put AspenTech "in play" for the purpose of permitting the bidder to realize a profit on a block of common stock that the bidder already owns or otherwise furthering the interests of the bidder.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE PROPOSAL RELATING TO THE SHAREHOLDER RIGHTS PLAN.

                                 OTHER MATTERS

     Neither we nor our Board of Directors intends to propose any matters at the Annual Meeting other than the election of two directors and amendment to the 1995 Directors Stock Option Plan.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     A stockholder who intends to present a proposal at the 2000 Annual Meeting of Stockholders for inclusion in our 2000 proxy statement must submit the proposal by June 30, 2000. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at the address of the Company set forth on the Notice appearing before this proxy statement.

     In addition, in accordance with our By-Laws, a stockholder wishing to bring an item of business before the 2000 Annual Meeting of Stockholders must deliver notice of the item of business to us at our offices no later than sixty days and no earlier than ninety days prior to the meeting, even if the item is not to be included in our proxy statement.

                                                                    ATTACHMENT A


The form of the 1995 Directors Stock Option Plan is incorporated by reference from Exhibit 10.20 of Form 10K for the year ended June 30, 1999 filed with the SEC on September 28, 1999.

                            ASPEN TECHNOLOGY, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD DECEMBER 7, 1999


        The undersigned hereby authorizes and appoints Stephen J. Doyle and Lisa W. Zappala, and each of them, as proxies with full power of substitution in each, to vote all shares of Common Stock, par value $.10 per share, of Aspen Technology, Inc. held of record as of the close of business on Friday, October 15, 1999 by the undersigned at the Annual Meeting of Stockholders to be held on Tuesday, December 7, 1999, at 3:00 p.m., local time, at the Royal Sonesta Hotel, Riverfront Room, East Tower, 2nd Floor, 5 Cambridge Parkway, Cambridge, Massachusetts and at any adjournments thereof, on all matters that may properly come before said meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE SPECIFIED NOMINEES IN THE PROPOSAL AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


                        (to be signed on reverse side)

[X] Please mark your vote as in this example.


PROPOSAL: Election of two Class III directors

          NOMINEES:  DOUGLAS R. BROWN
                     ALISON ROSS

          [ ] FOR the nominees listed above      [ ] WITHHOLD AUTHORITY to vote
              (except as marked to the               for the nominees listed
              contrary below)                        above

          Instructions: To withhold authority to vote for an individual nominee, write the name of the nominee on the line below:

                         ------------------------------

                THE DIRECTORS RECOMMEND A VOTE FOR EACH NOMINEE.


PROPOSAL: Amend the 1995 Directors Stock Option Plan

[ ] FOR the proposal to   [ ] AGAINST the proposal   [ ] WITHHOLD AUTHORITY
    amend the 1995            to amend the 1995          to vote on the proposal
    Directors Stock           Directors Stock            to amend the 1995
    Option Plan               Option Plan                Directors Stock Option
                                                           Plan


         THE DIRECTORS RECOMMEND A VOTE FOR AMENDING THE 1995 DIRECTORS
                               STOCK OPTION PLAN.


PROPOSAL: Request That The Board Of Directors Rescind The Shareholder Rights
Plan

[ ] FOR the proposal to   [ ] AGAINST the proposal   [ ] WITHHOLD AUTHORITY to
    request that the          to request that the        vote on the proposal to
    Board rescind the         Board rescind the          request that the Board
    Shareholder Rights        Shareholder Rights         rescind the Shareholder
    Plan                      Plan                       Rights Plan

               THE DIRECTORS RECOMMEND A VOTE AGAINST THE PROPOSAL
                    RELATING TO THE SHAREHOLDER RIGHTS PLAN.


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature:___________________________  Signature: ______________________________
                                      (IF HELD JOINTLY)

Dated:    ___________________________, 1999

NOTE: This Proxy Card must be signed exactly as the name of the stockholder(s) appears on the label above. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.

                                       2